Exhibit 32.1

STATEMENT OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Syed B. Ali, Chief Executive Officer of Cavium, Inc. (the “Company”), and Arthur D. Chadwick, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act;

and

(2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of April 2016.

/s/ SYED B. ALI	/s/ ARTHUR D. CHADWICK
Syed B. Ali	Arthur D. Chadwick
President, Chief Executive Officer and Director	Chief Financial Officer, Vice President of Finance and Administration
(Principal Executive Officer)	(Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cavium, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cavium, Inc. and will be retained by Cavium, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.